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                                                                    EXHIBIT 23.3


                            June 24, 1996



BancFirst Ohio Corp.
422 Main St.
Zanesville, OH 43701


Gentlemen:

     We hereby consent to the reference to us appearing under the heading "Legal Matters" in the Form S-3 Registration Statement and any amendments thereto, and the Prospectus of BancFirst Ohio Corp. relating to its public offering of common stock.

                       Very truly yours,

                       EMENS, KEGLER, BROWN, HILL, & RITTER CO., L.P.A.

                       By:  /s/ John R. Thomas
                          -----------------------------------
                            John R. Thomas, Vice President